Exhibit 99.1

Brain Scientific Aims to Expand into the EU Market, Retains Registration Firm in Europe

NEW YORK, Nov. 17, 2020 – via InvestorWire – Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, has entered into an agreement with Europe’s leading certification and compliance company AFINA s.r.o. The agreement specifies that AFINA will act as an authorized representative for Brain Scientific in the European Union and assist with registering Brain Scientific’s advanced EEG solutions in 32 countries in the European market.

The next generation NeuroCap by Brain Scientific is a hospital-grade disposable EEG headset featuring 22 electrodes and 19 active EEG channels. The pre-gelled disposable cap removes the time-consuming task of placing electrodes and measuring the patient’s head, which gives both neurological technicians and clinical staffers the ability to provide immediate care. The NeuroCap works alongside Brain Scientific’s NeuroEEG™, an amplifier device to initiate the EEG studies in less than five minutes.

“We believe our next generation rapid EEG product will be an invaluable solution for hospitals and medical centers across the EU,” said Boris Goldstein, Chairman of the Board at Brain Scientific, Inc. “We are delighted to move towards the ultimate goal of distributing our NeuroCap in Europe.”

In the EU, neurological disorders are ranked third after cardiovascular diseases and cancers, representing 13.3% of total cases and 19.5% of total deaths. Stroke, dementias and headache are the three most common causes of DALYs - the Disability Adjusted Life Years in the EU, as measured by the World Health Organization.

Recent data suggests that about 165 million people in Europe live with a brain disorder, and one in three people will suffer from some type of neurological or psychiatric disorder during their life. Other statistics show that the members of the European Union have invested a large portion of 800 billion euros spent on health in diagnostics and treatment of these disorders.

Brain Scientific’s disposable EEG devices are designed to address the growing need for neurological services globally. By introducing transformative brain diagnostic solutions that apply cutting edge technologies and establishing a new innovative norm for clinicians, Brain Scientific expects its products to provide a seamless testing process for neurology patients at the exact point-of-care.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s lack of capital and inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand its business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company’s raw materials and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company does not undertake to update these forward-looking statements.

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